Exhibit 99.2

ACRO ENERGY TECHNOLOGIES CORP.

Consolidated Financial Statements

For the years ended December 31, 2011 and 2010

(Stated in US Dollars)

ACRO ENERGY TECHNOLOGIES CORP.

Consolidated Financial Statements

1201 Louisiana Suite 800 Houston, Texas 77002 Main Number: 713-957-2300 Fax Number: 713-895-9393 www.cfw-cpa.com Certified Public Accountants and Business Advisors

INDEPENDENT AUDITORS’ REPORT

To the Shareholders of Acro Energy Technologies Corp.

We have audited the accompanying consolidated financial statements of Acro Energy Technologies Corp. (“Acro”) which comprise the consolidated balance sheets as at December 31, 2011 and 2010, the consolidated statements of operations and changes in shareholders’ equity (deficit) and cash flows for the years then ended, and notes, comprising a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for such internal control as Management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures, on a test basis, to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of Acro as at December 31, 2011 and 2010, and the results of its consolidated operations and its consolidated cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Emphasis of Matter

Without qualifying our opinion, we draw attention to Note 1 in the financial statements which indicates that the Company incurred a net loss of $10,421,416 and $2,338,062 for the years ended December 31, 2011 and 2010. These conditions, along with other matters as set forth in Note 1, indicate the existence of a material uncertainty that may cast significant doubt about the Company’s ability to continue as a going concern.

Calvetti, Ferguson & Wagner, P.C.

Certified Public Accountants

Houston, Texas

June 18, 2012

ACRO ENERGY TECHNOLOGIES CORP.

CONSOLIDATED BALANCE SHEETS

(Stated in US dollars)

	Note	As of December 31, 2011	As of December 31, 2010	As at January 1, 2010
ASSETS

Current:
Cash	2	$229,478	$158,495	$500,863
Accounts receivable, net	16	1,225,321	1,131,049	650,957
Other receivables		—	23,248	19,079
Work-in-progress	2	36,777	1,136,895	374,549
Inventory	2	—	659,959	422,996
Job costs	2	320,450	—	—
Prepaid expenses and deposits	4	179,258	264,298	128,591

Total current assets		1,991,284	3,373,944	2,097,035

Property and equipment, net	5	52,571	261,841	348,423
Other assets		14,377	14,377	14,377
Intangibles	6	19,873	101,960	176,327
Goodwill	7	—	7,297,411	7,297,411

Total non-current assets		86,821	7,675,589	7,836,538

TOTAL ASSETS		$2,078,105	$11,049,533	$9,933,573

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current:
Accounts payable		$2,968,637	$3,276,072	$2,199,936
Accrued expenses		1,605,868	1,294,231	488,873
Deferred revenues		443,759	678,148	705,422
Current portion of capital leases		—	10,346	28,259
Current portion of debt	8	3,167,043	2,013,281	1,480,654

Total current liabilities		8,185,307	7,272,078	4,903,144

Obligations under capital lease		—	12,528	22,935
Long-term debt	8	3,004,454	2,513,314	2,278,632

Total liabilities		11,189,761	9,797,920	7,204,711

SHAREHOLDERS’ EQUITY (DEFICIT)
Capital stock	11	5,937,250	5,937,250	5,291,604
Contributed surplus	12	1,655,080	1,601,103	1,379,785
Translation reserves		16,666	12,496	18,647
Deficit		(16,720,652)	(6,299,236)	(3,961,174)

Total shareholders’ deficit		(9,111,656)	1,251,613	2,728,862

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)		$2,078,105	$11,049,533	$9,933,573

Nature and Continuance of Operations (Note 1) Commitments and Contingencies (Note 10)

The accompanying notes are an integral part of these financial statements.

ACRO ENERGY TECHNOLOGIES CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Stated in US dollars except share amounts)

	Note	Year ended December 31, 2011	Year ended December 31, 2010
Revenue	2	$16,333,626	$16,755,215
Cost of sales		10,658,974	10,994,582

Gross profit		5,674,652	5,760,633

Expenses:
Sales and marketing		2,771,501	1,831,020
General and administrative		4,962,036	5,513,364
Bad Debt Expense		350,987	—
Amortization	2 & 5	140,872	165,844
Goodwill Impairment	7	7,297,411	—

Total Expenses		15,522,807	7,510,228

Total operating loss		(9,848,155)	(1,749,595)

Other Expense (Income):
Interest expense	8	652,063	583,530
Loss on sale of assets		73,517	11,167
Gain on Debt Restructuring	8	(153,603)	—
Other, net		(316)	(7,830)

Total Other Expense:		571,661	586,867

Loss before income taxes		(10,419,816)	(2,336,462)

Income tax expense:
Current		1,600	1,600
Future		—	—

NET LOSS		$(10,421,416)	$(2,338,062)

Net loss per common share
Basic		$(0.32)	$(0.07)
Fully Diluted		$(0.32)	$(0.07)

Weighted average number of common shares outstanding
Basic		32,595,280	32,242,569
Fully Diluted		32,595,280	32,242,569

The accompanying notes are an integral part of these financial statements.

ACRO ENERGY TECHNOLOGIES CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

(Stated in US dollars, except share amounts)

	Common Shares	Share Capital	Contributed Surplus	Translation Reserves	Deficit	Total
Balance, January 1, 2010	29,685,406	$5,291,604	$1,379,785	$18,647	$(3,961,174)	$2,728,862
Total comprehensive loss for the period
Loss	—	—	—	—	(2,338,062)	(2,338,062)
Currency translation	—	—	—	(6,151)	—	(6,151)

Total comprehensive loss for the period	—	—	—	(6,151)	(2,338,062)	(2,344,213)

Shareholder transaction
Shares issued for private placements	2,636,294	607,003	—	—	—	607,003
Shares issued pursuant to options	273,580	38,643	—	—	—	38,643
Stock-based compensation	—	—	221,318	—	—	221,318

Total shareholder transactions	2,909,874	645,646	221,318	—	—	866,964

Balance, December 31, 2010	32,595,280	$5,937,250	$1,601,103	$12,496	$(6,299,236)	$1,251,613

Total comprehensive loss for the period
Loss	—	—	—	—	(10,421,416)	(10,421,416)
Currency translation	—	—	—	4,170	—	4,170

Total comprehensive loss for the period	—	—	—	4,170	(10,421,416)	(10,417,246)

Shareholder transaction
Stock-based compensation	—	—	53,977	—	—	53,977

Total shareholder transactions	—	—	53,977	—	—	53,977

Balance, December 31, 2011	32,595,280	$5,937,250	$1,655,080	$16,666	$(16,720,652)	$(9,111,656)

The accompanying notes are an integral part of these financial statements.

ACRO ENERGY TECHNOLOGIES CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US dollars)

	Year ended December 31, 2011	Year ended December 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,421,416)	$(2,338,062)
Adjustments to reconcile net loss to cash from operating activities:
Goodwill impairment	7,297,411	—
Amortization	140,872	165,844
Bad debt expense	350,987	97,962
Loss on sale of assets	73,517	11,167
Stock-Based Compensation	53,977	221,318
Gain on restructuring of debt	(153,603)	—
Change in translation reserve	4,170	(6,151)

Change in non-cash working capital balances:
Accounts receivable	(445,259)	(578,054)
Other receivables	23,248	(4,169)
Work-in-progress	1,100,118	(762,346)
Inventory	659,959	(236,963)
Prep aid job costs	(320,450)	—
Prep aid expenses and deposits	85,040	(135,707)
Accounts payable and accrued expenses	2,918,482	1,881,493
Deferred revenues	(234,389)	(27,274)

Net cash from (used in) operating activities	1,132,664	(1,710,942)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(53,903)	(29,061)
Sale of Assets	130,871	13,000

Net cash from (used in) investing activities	76,968	(16,061)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of capital stock	—	607,003
Proceeds of options exercised	—	38,643
New borrowings	2,591,061	1,300,000
Payments on loans	(3,706,836)	(532,691)
Payments on capital leases	(22,874)	(28,320)

Net cash from (used in) financing activities	(1,138,649)	1,384,635

NET CHANGE IN CASH AND CASH EQUIVALENTS	70,983	(342,368)

CASH AND CASH EQUIVALENTS, beginning of period	158,495	500,863

CASH AND CASH EQUIVALENTS, end of period	$229,478	$158,495

Supplemental Cash Flow Information (Note 19)

The accompanying notes are an integral part of these financial statements.

ACRO ENERGY TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2011 and 2010

Note 1. Nature and Continuance of Operations

Acro Energy Technologies Corp. (the “Company”) is incorporated under the provisions of the Business Corporations Act (British Columbia) and until November 11, 2011 its common shares were traded on the TSX Venture Exchange (“TSXV”). The Company is focused on the consolidation and growth of renewable energy companies, primarily in the United States residential solar energy installation market. The Company’s head office is located in Houston, Texas.

These consolidated financial statements have been prepared using International Financial Reporting Standards applicable to a going concern, which assumes the realization of assets and discharge of liabilities in the normal course of business as they come due. There are material uncertainties that cast significant doubt about the appropriateness of the going concern assumptions. The Company has sustained substantial losses in recent years and its ability to continue as a going concern is dependent on the Company’s ability to generate future profitable operations and cash flows. Management’s plan to reduce losses and obtain sufficient liquidity is dependent on the success of one or more of the following factors, but not limited to: its ability to generate positive cash flows from future operations, raise financing necessary to fund its operations, and discharge its liabilities as they become due. The Company had a net loss of $10,421,416 and $2,338,062 for the years ended December 31, 2011 and 2010, respectively.

Should the Company not be able to generate sufficient cash flow from these initiatives to become profitable in the future and generate sufficient working capital to fund operations, then it will become necessary to secure additional sources of financing. However, there can be no assurances that such financing will be available to the Company or that such financing will be available on acceptable terms.

The outcome of these matters cannot be predicted at this time which raises significant doubt with regards to the Company’s ability to continue as a going concern. The consolidated financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern, and, therefore, be required to realize its assets and discharge it liabilities in other than the normal course of business and at amounts different from those reflected in these financial statements.

On October 24, 2011, the Company held a Special Meeting of shareholders, at which the shareholders approved a resolution authorizing the Company’s directors to apply for the voluntary delisting of the Company’s common shares from the TSXV. The application was approved by the TSXV on October 27, 2011, and effective at the close of business on November 11, 2011, the common shares of the Company were voluntarily delisted from the TSXV.

Effective December 15, 2011, Lonestar Renewable Technologies Corp., a Delaware corporation (“Lonestar Renewable”), Lonestar Renewable Technologies Acquisition Corp., a British Columbia corporation (“Lonestar Acquisition”), and a number of the shareholders of the Company (“Selling Shareholders”) entered into a Share Exchange Agreement, under which the Selling Shareholders sold their Common Shares in the Company to Lonestar Acquisition in return for an equal number of shares in Lonestar Renewable. Lonestar Acquisition acquired an aggregate of 23,956,773 of the Company’s Common Shares pursuant to the Share Exchange Agreement.

ACRO ENERGY TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2011 and 2010

Note 2. Significant Accounting Policies

a) Basis of presentation and consolidation

The consolidated financial statements of the Company have been presented in accordance with Canadian generally accepted accounting principles (GAAP), specifically International Accounting Standard (IAS) 1, Presentation of Financial Statements. These consolidated financial statements were prepared in accordance with International Financial Reporting Standards (IFRSs), as prescribed by the International Accounting Standards Board (IASB), including IFRS 1 First-time Adoption of International Financial Reporting Standards.

The accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements and in preparing the opening IFRS statement of financial position at January 1, 2010 for the purposes of the transition to IFRS, unless otherwise indicated.

The impact of the transition to IFRS on the Company’s previously reported financial statements is presented in Note 20.

All amounts are expressed in US dollars. These consolidated financial statements include the accounts of Acro Energy Technologies Corp. and its subsidiaries Acro Energy Technologies, LLC, Acro Energy Technologies, Inc. (formerly Acro Electric, Inc.) and Energy Efficiency Solar, Inc. All significant intercompany transactions and balances have been eliminated. Acro Energy Technologies Corp. ownership in subsidiaries is as follows:

Entity	Percentage Ownership
Acro Energy Technologies, LLC	100%
Acro Energy Technologies, Inc.	100%
Energy Efficiency Solar, Inc.	100%

b) Foreign currency translation

Since the acquisition of Acro Electric, Inc., the Company’s only revenue producing activities are within the United States and conducted in US dollars. Although the Company’s corporate domicile is in Canada, the transactions conducted in Canadian dollars are minimal.

As indicated, most of the Company’s activities have been transacted and maintained in the accounting records in US dollars so no translation adjustments are necessary. Canadian dollar transactions are translated into US dollars using the temporal method.

c) Cash

The Company maintains cash which consist principally of demand deposits with high credit quality financial institutions. At certain times, such amounts exceed federal insurance limits.

d) Allowance for Doubtful Accounts

We establish provision for losses on accounts receivables if it is determined that collection of all or a part of an outstanding balance is not probable. Collectability is reviewed regularly and an allowance is established or adjusted, as necessary, using the credit worthiness of the customer, delinquency of the receivable and the customer’s disposition to pay. As of December 31, 2011 and December 31, 2010, the allowance for doubtful accounts was $146,761 and $0.

ACRO ENERGY TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2011 and 2010

e) Inventory

Inventory is stated at the lower of cost (on an average basis) or net realizable value. The Company determines cost based on the weighted-average purchase price and includes the cost of acquisition in its inventory. The Company’s inventory generally has a long life cycle and obsolescence has not historically been a significant factor in its valuation. On November 1, 2011, the Company sold its inventory and has no inventory at December 31, 2011. Work-in-progress consists of inventory owned by the Company which has been issued to projects at December 31, 2011.

f) Property and equipment

Property and equipment are stated at cost less accumulated amortization. Amortization is computed using the straight-line method over the useful lives of the related assets. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the asset. Maintenance and repairs are charged to operations when incurred.

The estimated useful lives for amortization purposes are:

Estimated Useful Lives
Tools, machinery and equipment	5-7 Years
Office furniture, equipment and computers	7 Years
Vehicles	5 Years
Leasehold improvements	Lease term

g) Obligations under capital leases

The Company accounts for leases as either operating or capital. Capital leases are those that substantially transfer the benefit and risks of ownership to the lessee. Assets acquired under capital leases are amortized over the lease term or if the lease contains terms that allow ownership to pass to the Company or a bargain purchase option, assets are amortized over their estimated useful lives consistent with other property and equipment. Obligations under capital leases are measured at lower of the present value of future minimum lease payments or fair market value. Leases not meeting the capital lease criteria are treated as operating leases with lease payments recorded as an expense in the period paid or accrued.

h) Impairment of long-lived assets

The carrying amounts of the Company’s non-financial assets, other than inventories and deferred tax assets, are reviewed on a yearly basis to determine whether there is any indication of impairment. If any such indication exists, the asset’s recoverable amount is estimated. For goodwill and intangible assets that have indefinite useful lives or that are not yet available for use, the recoverable amount is estimated on an annual basis.

The recoverable amount of an asset is the greater of its value in use or its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. For the purpose of impairment testing, assets that cannot be tested individually are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely

ACRO ENERGY TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2011 and 2010

independent of the cash inflows of other assets or groups of assets (the “cash-generating unit”, or “CGU”). For the purposes of goodwill impairment testing, goodwill acquired in a business combination is allocated to the group of CGUs that is expected to benefit from the synergies of the combination.

The Company’s corporate assets do not generate separate cash inflows. If there is an indication that a corporate asset may be impaired, then the recoverable amount is determined for the CGU to which the corporate asset belongs.

An impairment loss is recognized if the carrying amount of an asset or its CGU exceeds its estimated recoverable amount. Impairment losses are recognized in the income statement in the period in which they are determined. Impairment losses recognized in respect of CGUs are allocated first to reduce the carrying amount of any goodwill allocated to the units, and then to reduce the carrying amounts of the other assets in the unit (group of units) on a pro rata basis.

An impairment loss in respect of goodwill cannot be reversed. In respect of other assets, impairment losses recognized in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of amortization, if no impairment loss had been recognized.

i) Intangible assets

Intangible assets acquired individually or as part of a group of other assets are initially recognized and measured at fair value. The assigned values of a group of intangible assets acquired in a business combination that meet the specified criteria for recognition apart from goodwill are allocated to the individual assets acquired based on fair value. Intangible assets consist of non-competition agreements and are amortized over the estimated life of the contracts which are three years. The net carrying amount of these intangibles was $19,873 and $101,960 as at December 31, 2011 and December 2010, respectively. Intangible assets are tested for impairment annually, or more frequently if events or changes in circumstances indicate the asset might be impaired.

j) Goodwill

Goodwill represents the excess of the purchase price of an acquisition over the fair value of the underlying net assets acquired at the date of acquisition. Goodwill is tested at least annually for impairment and carried at cost less accumulated impairment losses. Impairment losses on goodwill are not reversed. During the year ended December 31, 2011, goodwill was fully impaired.

k) Corporate transaction costs

Costs directly identifiable with the raising of capital are charged against the related capital stock. Costs related to shares not yet issued are recorded as prepaid capital costs and are included in prepaid expenses and deposits. These costs are considered prepaid until the issuance of the shares to which the costs relate, at which time the costs will be charged against the related capital stock or charged to operations if the shares are not issued.

ACRO ENERGY TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2011 and 2010

l) Income taxes

The tax expense for the period comprises current and deferred tax. Tax is recognized in the income statement, except to the extent that it relates to items recognized directly in equity. In this case, the tax is also recognized in equity.

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where the company’s subsidiaries and associates operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulations is subject to interpretation. It establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is recognized, using the liability method, on temporary differences arising between the tax basis of assets and liabilities and their carrying amounts in the consolidated financial statements. However, the deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled. Deferred income tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the temporary difference can be utilized.

Deferred income tax is provided on temporary differences arising on investments in subsidiaries and associates, except where the timing of the reversal of the temporary difference is controlled by the Company and it is probable that the temporary difference will not reverse in the foreseeable future. To the extent that the Company does not consider it more likely than not that a future tax asset will be recovered, it provides a valuation allowance against the excess.

m) Financial instruments

The Company’s financial instruments are included on the balance sheet and are measured at fair market value upon inception. Subsequent measurement and recognition of changes in the fair value of financial instruments depends on their initial classification. The primary financial instruments used by the Company are cash, accounts receivable, other receivable, accounts payable, capital leases, and long-term debt. Cash, receivables, payables, capital leases, debt and other financial liabilities are measured at estimated net realizable value. Gains and losses upon inception, de-recognition, impairment write downs and foreign exchange translation adjustments are recognized immediately. Transaction costs related to financings are included in the cost of the related instrument and are amortized using the effective interest rate method. See Note 16 for further information.

n) Revenue recognition

Revenue from sales of products is recognized when: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) the sale price is fixed or determinable, and (4) collection of the related receivable is reasonably assured. The Company recognizes revenue upon completion of a system installation.

Work-in-progress includes the cost of materials, direct labor and the applicable share of overhead for residential and commercial contracts for which revenue has not been recognized. Deferred revenue includes amounts that have been invoiced but not yet recognized as revenue.

ACRO ENERGY TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2011 and 2010

o) Job costs

Job costs consist of costs incurred for which system installation has not been completed. When system installation is complete, these amounts will be recorded as cost of sales as the corresponding revenue is recognized.

p) Manufacture and installation warranties

For installations prior to November 1, 2011, the Company provides a 10 year warranty on labor and incidental supplies other than the solar panels and inverters covered under the manufacturer’s warranty. The manufacturer of the solar panels and inverters provide warranties ranging from 10-25 years. The Company assists the customer in processing warranty claims with the manufacturer in the event that a defective panel or inverter needs replacement. The Company’s historical cost to process warranty claims have been met and in most cases exceeded by reimbursements from the solar panel and inverter manufacturers. The Company does not expect future warranty costs to materially exceed manufacturer reimbursements and does not carry a reserve.

q) Loss per share

Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted per share amounts reflect the potential dilution that could occur if stock options or warrants to purchase common shares were exercised and converted to common shares. The treasury stock method of calculating diluted per share amounts is used whereby any proceeds from the exercise of in- the-money stock options or warrants are assumed to be used to purchase, for cancellation, common shares of the Company at the average market price during the period. Options and warrants which are anti-dilutive are excluded from diluted earnings per share and weighted average number of common shares outstanding. Options to purchase 2,504,617 common shares were outstanding at December 31, 2011, but were not included in the computation of diluted earnings per share because they were anti-dilutive.

r) Stock-based compensation

The Company uses the fair value method of accounting for its stock options and other stock-based payments. Under this method, compensation cost is measured at fair value using the Black-Scholes option pricing model at the date of grant and expensed over the vesting period of the option for employees and over the earlier of the provision of services or the vesting period for non-employees with a corresponding increase to contributed surplus. Compensation cost is not recognized for awards that are forfeited.

Stock-based compensation relating to warrants granted to share placement agents is treated as share issuance cost.

s) Use of estimates

The preparation of financial statements in accordance with IFRS requires the Company to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from these estimates. Significant estimates include, but are not limited to the valuation of future tax assets, the purchase price allocation for business acquisitions and assumptions used in stock-based compensation.

ACRO ENERGY TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2011 and 2010

t) Comparatives

Certain comparatives have been reclassified to conform to current year presentation. These reclassifications have no effect on shareholders’ equity.

u) Future accounting pronouncements

Future accounting pronouncements which may affect the Company’s financial reporting under IFRS are summarized below:

Acro’s financial statements for the year ending December 31, 2011 are the first annual financial statements that comply with IFRS. The Company has applied IFRS 1—First-time adoption of international financial reporting standards, in preparing these consolidated financial statements.

To prepare the aforementioned consolidated financial statements in accordance with IFRS 1, all mandatory exemptions and some optional exemptions from retrospective application of the IFRS have been applied.

Retrospective exemptions selected by the Company:

(a) Business combinations

Acro has applied the IFRS 1 exemption for business combinations, which allows business combinations prior to the transition date not to be restated. Therefore, businesses combinations that took place before the transition date of January 1, 2010 have not been restated in these consolidated financial statements.

(b) Share based payment transactions

Acro has applied the IFRS 1 exemption for share based payment transactions, which allows businesses to not restate the effects of the previous GAAP to all equity instruments that have vested and liability awards that have settled prior to the transition date.

Enforcement date of first time adoption of financial statements in accordance with IFRS

The IFRS adoption date is January 1, 2011.

Financial statements transition date to IFRS

The transition date to IFRS is January 1, 2010.

Comparative information for first time IFRS adoption

Acro has included the year 2010 for comparative purposes in IFRS adoption.

Explanation of IFRS transition

The reconciliation summary below quantifies the impact of the IFRS transition (see Note 20).

ACRO ENERGY TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2011 and 2010

Note 3. Adoption of New Accounting Standards

CICA Handbook Section 1601, Consolidated Financial Statements will be applicable to financial statements relating to the Company’s interim and fiscal year beginning on or after January 1, 2011. Early adoption is permitted. This section establishes standards for the preparation of consolidated financial statements. The Company has adopted this standard.

Note 4. Prepaid and Other Assets

A components of prepaid and other assets as of December 31, 2011, December 31, 2010 and January 1, 2010 are as follows:

	December 31, 2011	December 31, 2010	January 1, 2010
Insurance	$27,537	$65,809	$30,085
Rent	24,625	26,208	8,498
Commissions	87,599	153,809	73,271
Software licenses	18,872	18,472	14,721
Other	20,625	—	2,016

	$179,258	$264,298	$128,591

Note 5. Property and Equipment

A detail of the components of property and equipment as of December 31, 2011, December 31, 2010 and January 1, 2010 are as follows:

	December 31, 2011	December 31, 2010	January 1, 2010
Property and equipment, cost	$94,713	$404,301	$405,240
Accumulated amortization	(42,142)	(142,460)	(56,817)

	$52,571	$261,841	$348,423

Net book value:
Vehicles	9,424	96,669	143,495
Leasehold improvements	23,333	62,177	62,255
Office furniture and equipment	19,814	11,043	23,969
Tools and equipment	—	91,952	118,704

	$52,571	$261,841	$348,423

ACRO ENERGY TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2011 and 2010

	Vehicles	Leasehold Improvements	Office Furniture and Equipment	Tools and Equipment	Total
Cost
Balance—January 1, 2010	$164,821	$67,193	$35,074	$138,152	$405,240
Additions	15,185	9,954	1,036	2,886	29,061
Disposals	(30,000)	—	—	—	(30,000)

Balance—December 31, 2010	150,006	77,147	36,110	141,038	404,301

Additions	28,944	—	17,003	7,956	53,903
Disposals	(167,350)	(47,147)	—	(148,994)	(363,491)

Balance—December 31, 2011	$11,600	$30,000	$53,113	$—	$94,713

Accumulated Amortization
Balance—January 1, 2010	$21,326	$4,938	$11,105	$19,448	$56,817
Additions	37,844	10,032	13,962	29,638	91,476
Disposals	(5,833)	—	—	—	(5,833)

Balance—December 31, 2010	53,337	14,970	25,067	49,086	142,460

Additions	25,697	5,883	8,232	18,973	58,785
Disposals	(76,858)	(14,186)	—	(68,059)	(159,103)

Balance—December 31, 2011	$2,176	$6,667	$33,299	$—	$42,142

Note 6. Intangible Assets

Listed below are the identifiable intangible assets, solely non-compete agreements, recognized upon the acquisition of the Acro Electric, Inc. and Energy Efficiency Solar, Inc. Intangible assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable but at least on an annual basis. Intangible assets consist of the following:

	December 31, 2011	December 31, 2010	January 1, 2010
Non-compete agreements	$223,104	$223,104	$223,104
Accumulated amortization	(203,231)	(121,144)	(46,777)

	$19,873	$101,960	$176,327

Amortization expense was $82,087 and $74,367 for years ended December 31, 2011 and 2010, respectively.

Note 7. Goodwill

Goodwill represents the difference between business acquisition costs, using the purchase method of accounting, and the fair value of the net tangible assets and identifiable intangible assets acquired. Under IFRS, goodwill is not amortized but is subject to an annual impairment test based on a one-step impairment approach used to identify potential goodwill impairment.

Management closely monitors trends in budget to actual results on a quarterly basis to determine if an impairment triggering event was present that would warrant a reassessment of the recoverability of the carrying amount of goodwill prior to the required annual impairment test. In the second quarter of 2011, the Company determined goodwill was impaired and recorded an impairment charge of $6,000,000.

ACRO ENERGY TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2011 and 2010

The Company performed its annual impairment test to determine if goodwill was impaired in the fourth quarter of 2011. Based upon the test’s findings, the Company determined goodwill was fully impaired and recorded an impairment charge of $1,297,411.

Goodwill consists of the following:

	December 31, 2011	December 31, 2010	January 1, 2010
Cost	$7,297,411	$7,297,411	$7,297,411
Accumulated impairment	(7,297,411)	—	—

	$—	$7,297,411	$7,297,411

Cost
Balance—beginning of year	$7,297,411	$7,297,411
Acquisition made during the year	—	—

Balance—end of year	$7,297,411	$7,297,411

Accumulated impairment
Balance—beginning of year	$—	$—
Impairment charges during the year	(7,297,411)	—

Balance—end of year	$(7,297,411)	$—

Note 8. Debt

Aggregate scheduled principal maturities of our long-term debt for the next five years and thereafter are as follows:

Year
2012	$3,167,043
2013	504,454
2014	—
2015	—
2016	2,500,000
Thereafter	—

Total debt obligations	6,171,497

Less:
Current debt	(3,167,043)

Long-term debt at December 31, 2011	$3,004,454

The Company established a $1,000,000 line of credit with Encore Bank on May 14, 2010. On December 21, 2010 this line of credit was increased to $2,000,000. The interest rate on funds advanced under this line is the prime rate plus 1%. This credit facility has a maturity date of March 31, 2013 and the outstanding balance at December 31, 2011 was $1,199,999.

ACRO ENERGY TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2011 and 2010

The Company had an unsecured interest-bearing loan payable to an individual related to a major shareholder. The loan bears interest of 7.49% per annum and matured in December 2025. Principal and interest payments of $1,670 were made monthly. During 2011, the Company restricted the note and shortened the term. At December 31, 2011, the balance of the loan was $55,440. At December 31, 2010, the balance of the loan was $122,633.

As part of the consideration given for the acquisition of Acro Electric, Inc., the Company issued an unsecured convertible demand promissory note for $2,939,034 to the seller, Steve Vella, who is currently a major shareholder in the Company. Following the Company being joined in a lawsuit against Mr. Vella, referenced in Note 10, the Company suspended payment on the promissory note. As of December 31, 2010, the promissory note is reported at $2,061,921 net of remaining discount of $601,542. On November 23, 2011, the Company and Mr. Vella reached a Settlement Agreement and Release in which the Company issued a promissory note which superceded the unsecured convertible demand promissory note for $2,500,000 due on November 23, 2016 with interest payments due monthly with and interest rate between 7.2% and 10.8% per annum. The new agreement resulted in a $153,603 non-cash gain in the Consolidated Statement of Operations.

As part of the consideration given for the business acquisition of Energy Efficiency Solar, Inc., $740,700 in the form of a promissory note was issued by the Company to the seller. On June 16, 2010 this note along with an addition $100,000 line of credit from the seller was restructured with a 3.25% per annum interest rate. In accord with the revised terms of the note, $262,500 of the note was repaid in December 2010 and an additional $87,500 was repaid in March 2011. The balance of the note is due in February 2013. The balance of this note at December, 2011 was $504,454 while the balance of its preceding equivalents on December 31, 2010 was $591,954.

The Company has a $700,000 no interest line of credit facility with the Company’s CEO for which the balances at December 31, 2011 and December 31, 2010 were $104,338 and $227,092, respectively.

The Company owed $62,082 at December 31, 2010 under various other notes which had interest rates of up to 9.39% and maturity dates from 2011 to 2014. These notes fully satisfied during the year ended December 31, 2011.

Note 9. Related Party Transactions and Loans

The Company established a $1,000,000 line of credit with Encore Bank on May 14, 2010. On December 21, 2010 this line of credit was increased to $2,000,000. In connection with the renewal of this line of credit, the Company granted collateral security on the assets of the Company and its subsidiaries, Acro Energy Technologies, LLC and Energy Efficiency Solar Inc., to four individuals who signed as co-borrowers on this line of credit including the Company’s CEO and another Company executive.

With the exception of the item noted above and the debt restructuring discussed in Note 8, the Company did not have material related party transaction for the years ended December 31, 2011 and 2010.

ACRO ENERGY TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2011 and 2010

Note 10. Commitments and Contingencies

Operating Leases

The Company leases property under non-cancellable operating lease arrangements, which expire at various dates through 2016. Certain leases of real property provide options to extend the lease terms. The Company recorded rent expense under operating leases of $165,997 and $183,102 for the years ended December 31, 2011 and 2010.

The following table summarizes our future minimum payments under existing operating property leases:

Year
2012	$168,722
2013	122,713
2014	75,143
2015	66,000
2016	—

Total	$432,578

Earn Out

As part of the Acro Electric, Inc. acquisition, the Company is obligated to pay an earn out to the seller for each of the calendar years through 2011, in which the earnings before interest, tax, depreciation and amortization (“EBITDA”) of the acquired entity exceed the EBITDA of the acquired entity for calendar year 2008. The earn out shall be equal to twenty percent (20%) of the excess EBITDA earned in such calendar year with the total potential earn-out capped at a maximum of $1,600,000. No amounts were due under the contingent earn out obligation for the years ended December 31, 2011 or 2010.

Legal

The Company and its subsidiaries are involved in certain legal proceedings arising in the ordinary course of business. The Company’s wholly owned subsidiary, Acro Energy Technologies, Inc. (formerly Acro Electric, Inc.) was added to a lawsuit against Steve Vella, the former owner of Acro Electric, Inc., arising from a 2007 transaction between Mr. Vella and a former shareholder of Acro Electric, Inc. that predates the Company’s acquisition. On January 13, 2012, Mr. Vella made an offer to compromise all claims. One of the terms of the offer to compromise was that any and all claims against Acro Energy Technologies, Inc. shall be fully and finally resolved, terminated, discharged, waived and released. On February 14, 2012, the attorneys for the former shareholder accepted Mr. Vella’s offer to compromise without condition. On November 4, 2009, Mr. Vella was removed from the position of Chief Operations Officer of the Company. On October 25, 2010, the Company terminated the employment of Steve Vella, as Director of Business Development. On December 7, 2010, Mr. Vella filed suit in the Superior Court of Stanislaus County, California against Acro Energy Technologies, LLC, the Company’s wholly owned subsidiary, claiming breach of his employment agreement and breach of the Stock Purchase Agreement for the purchase of Acro Electric, Inc. Effective November 23, 2011, an agreement was reached to resolve the claims between Vella and the Company. Based on a consideration of all relevant facts and circumstances, the Company does not believe the ultimate outcome of any currently pending lawsuits will have a material adverse effect on the Company’s operations or financial condition.

ACRO ENERGY TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2011 and 2010

On May 1, 2012, Suntech America, Inc. filed its original complaint alleging claims for breach of contract and on common counts to collect moneys allegedly due in connection with the sale of solar panels in March of 2011. On May 23, 2012, Suntech America, Inc. filed its first amended complaint making the same allegations and adding Harry Fleming as an individual defendant. Suntech America has also filed an application for a writ of attachment. Neither the Company nor Mr. Fleming has filed responsive pleadings and discovery has not yet begun. Acro Energy and Mr. Fleming intend to vigorously defend the claims of Suntech America against them and pursue appropriate claims against Suntech America. At this early stage of the proceedings, it is not yet possible to evaluate Acro Energy’s exposure to an adverse verdict or the likelihood of an unfavorable outcome.

Note 11. Capital Stock

Authorized and Issued Shares

The Company has an unlimited number of no par value common shares authorized. Common shares issued during the years ended December 31, 2011 and 2010 were as follows:

	Number of Shares	Amount
Balance, December 31, 2009	29,685,406	$5,291,604
Shares issued for private placements	2,636,294	607,003
Shares issued pursuant to options	273,580	38,643

Balance, December 31, 2010	32,595,280	$5,937,250

Shares issued for private placements	—	—
Shares issued pursuant to options	—	—

Balance, December 31, 2011	32,595,280	$5,937,250

(i) Private Placements

On January 15, 2010, the Company completed a non-brokered private placement and raised gross proceeds of $300,000 through the issuance of 1,550,250 shares (at C$0.20 Canadian dollars per share) and warrants to purchase an additional 1,550,250 shares. Each warrant entitles the owner to purchase one common share of the Company for C$ 0.35 Canadian dollars per share until January 15, 2012. None of these warrants were exercised before expiration.

On March 17, 2010, the Company completed a non-brokered private placement and raised gross proceeds of $307,003 through the issuance of 1,086,044 shares (at C$0.29 Canadian dollars per share) and warrants to purchase an additional 543,022 shares. Each warrant entitles the owner to purchase one common share of the Company for C$ 0.55 Canadian dollars per share until September 18, 2010. None of these warrants were exercised before expiration.

(ii) Shares Issued Pursuant to Options

On March 10, 2010, 50,000 shares were issued for proceeds of $12,572 pursuant to the exercise of stock options.

On March 12, 2010, the agent for the Company’s IPO exercised options to purchase 170,665 shares for which the Company received proceeds of $16,759.

ACRO ENERGY TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2011 and 2010

On March 23, 2010, the agent for the Company’s IPO exercised options to purchase 2,915 shares for which the Company received proceeds of $287.

On July 28, 2010, 50,000 shares were issued for proceeds of $9,025 pursuant to the exercise of stock options.

Stock Options

On May 15, 2009, the Company received acceptance from the TSX Venture Exchange for the adoption of the Company’s rolling 10% stock option plan (the “Stock Option Plan”) which provides that the Board of Directors of the Company may grant to directors, officers, employees and technical consultants to the Company, non- transferable options to purchase common shares. Stock options granted under the Stock Option Plan have a maximum term of five years from the date of grant and have an exercise price that is not less than the last closing price of the shares before the date of the grant less the maximum discount permitted under the policies of the Exchange. The vesting schedule of each option is determined at the discretion of the Board of Directors. The following summarizes stock options activity for the years ended December 31, 2011 and 2010:

	Number of options	Weighted average exercise price ($CAD)
Outstanding at December 31, 2009	2,276,080	0.35
Granted	1,545,000	0.25
Forfeited or expired	337,500	0.24
Exercised	273,580	0.16

Outstanding at December 31, 2010	3,210,000	$0.34
Granted	1,160,000	0.13
Forfeited or expired	1,865,383	0.31

Outstanding at December 31, 2011	2,504,617	$0.26

Options outstanding and exercisable as at December 31, 2011 are summarized below:

	Options Outstanding			Options Exercisable
Exercise price ($CAD)	Number of options	Weighted average exercise price ($CAD)	Weighted average life years	Number of options	Weighted average exercise price ($CAD)	Weighted average life years
0.10 - 0.25	1,674,617	0.15	4.07	692,617	0.14	2.42
> 0.25	830,000	0.46	3.52	795,000	0.47	3.48

	2,504,617	0.25	3.88	1,487,617	0.32	2.99

ACRO ENERGY TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2011 and 2010

The Company recorded stock-based compensation expense of $53,977 and $221,318 for the year ended December 31, 2011 and 2010, respectively. The fair value of common share options granted was estimated on the date of grant using the Black-Scholes option pricing model using the assumptions noted below for both the year ended December 31, 2011 and 2010:

Expected life of stock options (years)	5.00
Volatility (weighted average)	100%
Risk-free rate of return (weighted average)	3.0%
Expected dividend yield	0%

Note 12. Contributed Surplus

The following table summarizes contributed surplus as at December 31, 2011 and December 31, 2010:

	December 31, 2011	December 31, 2010
Beginning Balance	$1,601,103	$1,379,785
Stock-based compensation	53,977	221,318

Ending Balance	$1,655,080	$1,601,103

Note 13. Income Taxes

As at December 31, 2011, the Company had accrued $67,649 for current US taxes payable. This amount was assumed in the acquisition of Acro Electric and is included in accrued liabilities in the consolidated balance sheet.

The actual income tax expense reflected in the accompanying consolidated statements of operations for the years ended December 31, 2011 and 2010 differs from the “expected” tax expense (computed by applying the U.S. Federal corporate tax rate of 35% to income before taxes) as follows:

	2011	2010
Expected tax at Federal statutory rate	$(3,543,281)	$(797,033)
Other permanent items	(95,878)	(61,639)
Valuation allowance	3,639,159	858,672

Income tax provision	$—	$—

ACRO ENERGY TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2011 and 2010

The tax effects of temporary differences that give rise to the Company’s future tax assets and liabilities as at December 31, 2011 and December 31, 2010 are as follows:

	2011	2010
Future tax assets:
Net operating loss and credit carry forward	$5,568,559	$1,905,215
Stock-based compensation	18,892	250,139
Basis difference for fixed assets	2,116,820	—
Basis difference for fixed assets	(11,592)	18,758

Total future tax assets	7,692,679	2,174,112
Value allowance	(7,692,679)	(2,174,112)

Net future tax assets	$—	$—

A valuation allowance is provided when it is more likely than not that some portion of the future tax assets will not be realized. The Company established a 100% valuation allowance due to the uncertainty of realizing future tax benefits from its net operating loss carryforwards and other future tax assets. At December 31, 2011 the Company had net operating loss carryforwards expiring at various dates between 2028 and 2031 of approximately $14.6 million for U.S federal taxes, $1.3 million for Canadian taxes and $14.0 million for state income tax purposes.

The Company’s tax returns filed since its inception and those filed since 2007 by Acro Electric, Inc. and Energy Efficiency Solar, Inc. prior to their acquisition by the Company, are subject to examination by taxing authorities. Generally, the applicable statues of limitations are three to four years from filing of the returns.

Note 14. Significant Suppliers

As of November 1, 2011, the Company has entered into an exclusive agreement with an external organization for installation services. The agreement provides for payment of services based upon specific milestones of each installation. The agreement term is one year, renewable on the anniversary date.

Note 15. Capital Risk Management

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the profitable growth of its business and to maintain a flexible capital structure which optimizes the costs of capital at an acceptable level of risk. The Company includes the components of shareholders’ equity, comprised of issued capital stock, contributed surplus and deficit, and debt in the definition of capital.

The Company’s primary objective with respect to its capital management is to ensure that it has sufficient cash resources to fund its operations and for the identification and completion of potential acquisitions. To secure the additional capital necessary to pursue these plans, the Company may raise additional funds through the issuance of equity or debt. As noted in Note 1, there is uncertainly about the Company’s ability to raise capital.

ACRO ENERGY TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2011 and 2010

Note 16. Financial Instruments and Risk Management

In common with other businesses, the Company is exposed to risks that arise from its use of financial instruments. This note describes the Company’s objectives, policies and processes for managing those risks and the methods used to measure them. Further quantitative information in respect of these risks is presented throughout these financial statements.

1) Principal Financial Instruments

The principal financial instruments used by the Company, from which financial instrument risk arises, are as follows:

•	Cash; carried at fair value

•	Accounts receivable, loans and receivable; carried at amortized cost

•	Accounts payable, accrued liabilities and other liabilities; carried at amortized cost

•	Long-term debt; carried at amortized cost

2) General Objectives, Policies and Processes

The Company’s Board has overall responsibility for the determination of the Company’s risk management objectives and policies related to financial instruments and, while retaining ultimate responsibility for them, it has delegated the authority for designing and operating processes that ensure the effective implementation of the objectives and policies to the Company’s finance function. The overall objective of the Board is to set polices that seek to reduce risk as far as possible without unduly affecting the Company’s competitiveness and flexibility.

3) Financial Instruments—Risk Management

The company is exposed through its operations to the following financial risks:

•	Fair value of financial instruments

•	Currency risk

•	Credit risk

•	Interest rate risk

•	Liquidity risk

4) Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts receivable, other receivables and accounts payable approximate their fair values because of the near term to maturity of these instruments. The fair value of the long-term debt approximates the carrying value as the interest is similar to current market rate for similar debt, while the fair value of obligations under capital leases reflects the incremental cost of borrowing given current market risks and interest rates for the similar debt. Due to the use of subjective judgments and uncertainties in the determination of fair values these values should not be interpreted as being realizable in an immediate settlement of the financial instruments.

ACRO ENERGY TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2011 and 2010

5) Currency Risk

The Company held virtually all of its cash balances with three financial institutions in US dollars as at December 31, 2011. All of the Company’s operations are in the United States so the impact of currency transaction risk and currency translation risk should be minimal.

6) Credit Risk

The financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. The Company maintains cash with high credit quality financial institutions located in the United States. Concentration of credit risk related to accounts receivable is not significant as amounts are due principally from numerous residential customers.

At December 31, 2011, the Company had a reserve for bad debt of $146,761. At December 31, 2010, the Company did not consider any of its accounts receivable to be impaired. During the years ended December 31, 2011 and 2010 the Company wrote off and charged to bad debt expense $350,987 and $97,962, respectively. The following table provides information regarding the aging of accounts receivable, net of the allowance noted above:

	December 31, 2011	December 31, 2010
0 - 30 days	$365,160	$733,417
31 - 60 days	409,563	32,302
61 - 90 days	77,147	11,830
Over 90 days	373,451	253,500

	$1,225,321	$1,131,049

The definition of items that are past due is determined by reference to terms agreed with individual customers. The Company reviews accounts receivable past due on an ongoing basis with the objective of identifying potential matters which could delay the collection of funds at an early stage. Once items are identified as being past due, contact is made with the respective customers to determine the reason for delay in payment and to establish an agreement to rectify the breach of contractual terms.

7) Interest Rate Risk

Interest rate risk is the risk that the future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Financial assets and financial liabilities with variable interest rates expose the Company to cash flow interest rate risk. The Company’s cash earns interest at market rates. The Company manages its interest rate risk by maximizing the interest income earned on excess funds while maintaining the liquidity necessary to conduct operations on a day-to-day basis.

8) Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its obligations as they become due. The Company manages its liquidity risk by forecasting cash flows and anticipating investing and financing activities. Senior management is also actively involved in the review and approval of planned expenditures.

As discussed in Note 1, these consolidated financial statements have been prepared using IFRS applicable to a going concern which assumes the realization of assets and discharge of liabilities in the normal course of

ACRO ENERGY TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2011 and 2010

business as they come due. The Company has sustained substantial losses since inception and its ability to continue as a going concern is dependent on its ability to generate future profitable operations and cash flows.

As at December 31, 2011, the Company had current liabilities of $8,185,307 due within twelve months and had current assets of $1,991,284 to meet these obligations. The Company cannot be certain that financing will be available when needed and to the extent required, on acceptable terms. If financing is not available when needed, or is available only on unfavorable terms, the Company may be unable to implement its business plans, or take advantage of business opportunities, or respond to competitive pressures, all of which could have a material adverse effect on the Company’s financial conditions, results of operations, and cash flows.

Note 17. Employee Retirement Savings Plans

The Company has adopted a 401(k) savings plan for its employees. The plans cover all employees of our subsidiaries in California. Under the terms of the plans, employees may contribute up to a maximum of 15%, subject to Internal Revenue Code (“IRC”) limitations, of their salaries to the plan plus any catch-up contributions permitted under the IRC. The Company does not match employee contributions but has a discretionary profit sharing option. No Company contributions were made for the year ended December 31, 2011 and 2010.

Note 18. Business Segments

The Company operates in one reportable business segment and one geographic location and operates only in the United States.

Note 19. Supplemental Cash Flow Information

Cash paid for taxes for the years ended December 31, 2011 and 2010 were $179,192 and $226,281, respectively. Cash paid for interest for the years ended December 31, 2011 and 2010 were $432,439 and $320,266, respectively.

Non-cash items are as follows:          Conversion of account payables of $3,054,420 to $2,914,280 of debt and $140,140 of accrued interest.

Note 20. First-time Adoption of IFRS

Effective January 1, 2011 (adoption date), the Company began reporting under IFRS, and the accounting policies disclosed in the Company’s consolidated financial statements and the preparation of the Company’s opening balance sheet at January 1, 2010 (transition date) has been adjusted to reflect the reporting change.

ACRO ENERGY TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2011 and 2010

In previous years, the Company prepared its consolidated financial statements in accordance with Previous GAAP. Reconciliations from Previous GAAP to IFRS for comparative periods are as follows:

Reconciliation of total comprehensive income for the year ended December 30, 2011

Year ended December 31, 2010
Loss reported under Previous GAAP	$(2,344,213)
Adjustments upon adoption of IFRS:
Reclassification of currency translation differences (Note a)	6,151

Loss reported under IFRS	(2,338,062)

Other comprehensive expense reported under Canadian GAAP
Adjustments upon adoption of IFRS:
Reclassification of currency translation differences (Note a)	(6,151)

Other comprehensive expense reported under IFRS	(6,151)

Total comprehensive loss reported under IFRS	$(2,344,213)

Reconciliation of equity

December 31, 2010
Equity reported under Previous GAAP	$1,251,613
Adjustments upon adoption of IFRS:
Translation Reserves (Note a)	12,496
Deficit (Note a)	(12,496)

Equity reported under IFRS	$1,251,613

Notes to the reconciliation

(a) The Company’s revenue producing activities are within the United States and conducted in US dollars. Although the Company’s corporate domicile is in Canada, the transactions conducted in Canadian dollars are minimal. As a result the Company uses the US dollar as its presentation currency and Canadian dollar activity is translated to US dollars when consolidated for financial reporting as follows:

1)	Assets and liabilities are translated at the closing rate at the date of the balance sheet

2)	Income and expenses are translated at the average rate for the period

3)	Equity is translated at historical rates.

IFRS requires that non-monetary currency translation effects be recognized as other comprehensive income. Prior to the adoption of IFRS the company recognized these translation effects as other income or expense in the consolidated statement of operations.

ACRO ENERGY TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2011 and 2010

Note 21. Subsequent Events

We have evaluated subsequent events through June 18, 2012, the date the consolidated financial statements were available to be issued.

On January 20, 2012, Lonestar Acquisition made an offer to purchase all of the remaining issued and outstanding Common Shares of the Company (the “Offer”). The Offer was open for acceptance until February 27, 2012. A total of 3,576,110 Common Shares of the Company were deposited in response to the Offer and acquired by Lonestar Acquisition.

Effective February 27, 2012, the Company and Lonestar Acquisition entered into an Amalgamation Agreement under which the Company and Lonestar Acquisition would amalgamate and continue as “Lonestar Renewable Technologies Acquisition Corp.” Pursuant to the terms of the Amalgamation Agreement, on the Effective Date, each issued and outstanding Common Share of the Company, other than those held by Dissenting Shareholders and Lonestar Acquisition, would be exchanged for one Lonestar Acquisition Redeemable Preferred Share. Following the Amalgamation, the Lonestar Acquisition Redeemable Preferred Shares will be immediately redeemed at the Redemption Price by Lonestar Acquisition, such that Lonestar Acquisition will then own, directly and indirectly, all of the outstanding Common Shares of Lonestar Acquisition. All Shareholders, other than the Dissenting Shareholders and Lonestar Acquisition, will be paid, upon delivery of the certificates representing their Common Shares, a cash amount equal to the Redemption Price, being $0.04 per Lonestar Acquisition Redeemable Preferred Share.

On March 27, 2012, the Company held a Special Meeting of shareholders, at which the shareholders approved a special resolution ratifying the Amalgamation Agreement and authorizing the Amalgamation of the Company and Lonestar Renewable Technologies Acquisition Corp. pursuant to the provisions of Section 269 of the Business Corporations Act (British Columbia) and upon the terms and conditions set forth in the Amalgamation Agreement. No shareholder exercised their dissent rights under the provisions of Section 238 of the Business Corporations Act (British Columbia).

On April 11, 2012, an Amalgamation Application was filed with the British Columbia Registrar of Corporations. The amalgamation took effect at the time that the Amalgamation was filed with the Registrar. Upon the completion of the Amalgamation, the Company has filed a Notice under Instrument 11-502 with the British Columbia Securities Commission and ceased to be a reporting issuer (or equivalent) in all the provinces of Canada in which Acro Energy was previously a reporting issuer (or equivalent).

Note 22. Approval of Financial Statements

The consolidated financial statements were approved by the board of directors for issuance on June 18, 2012.